UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 7, 2009

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2009, the Compensation Committee of the Board of Directors of Boston Private Financial Holdings, Inc. (the “Company”) approved special, one-time cash retention awards for certain of the Company’s executive officers, including the named executive officers listed below. The award to Walter M. Pressey, the President and Vice Chairman of the Company, will vest on the one-year anniversary of the grant date, contingent upon Mr. Pressey’s continued service with the Company. The awards to the other executive officers will vest ratably over three years, contingent upon the executive officer’s continued service with the Company. The Compensation Committee considered the fact that the Company’s named executive officers and other executive officers did not receive salary increases in 2009, nor did they receive variable cash compensation for the 2008 performance year. The Compensation Committee also considered the importance of retaining the Company’s executives in order to ensure management continuity as the Company navigates through the ongoing economic and regulatory challenges facing all financial institutions.

Name	Position	Special Retention Award
David J. Kaye	Executive Vice President and Chief Financial Officer	$100,000

Walter M. Pressey	President and Vice Chairman	$100,000

J. H. Cromarty	Executive Vice President, CEO—Wealth Advisory and Investment Management Groups	$200,000

James D. Dawson	Executive Vice President, CEO—Private Banking Groups	$200,000

In addition, the Compensation Committee approved for Mr. Kaye a payment under his contract of $300,000, to be paid immediately. This payment had been contemplated in connection with Mr. Kaye’s initial appointment as Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:  /s/  Walter M. Pressey

        Name: Walter M. Pressey

        Title: President and Vice Chairman

Date: August 12, 2009